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                                                                   EXHIBIT 10.34

                                ESCROW AGREEMENT



         This Escrow Agreement (this "Agreement") is entered into as of May 8, 1998, by and among TEKGRAF, INC., a Georgia corporation (the "Purchaser"), TEKGRAF SUB III, INC. ("Acquisition Sub"), NEW ENGLAND COMPUTER GRAPHICS, INC., a Massachusetts corporation (the "Company"), A. Lowell Nerenberg, William Rychel, Thomas Gust, David Boston, Scott Barker, Robert Shumaker, and Thomas Mills (collectively, the "Company Shareholders"), David Boston (the "Shareholder Representative") and First Union National Bank, a national banking association (the "Escrow Agent").

         WHEREAS, the Purchaser and the Company have entered into an Agreement and Plan of Merger, dated March 25, 1998, by and among the Company, the Company Shareholders, Acquisition Sub and the Purchaser, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of March 30, 1998 (the "Merger Agreement").

         WHEREAS, the Merger Agreement provides that escrow accounts will be established to secure the Company Shareholders' guaranty with respect to the Warranted Pre-Tax Profit and the Warranted Tangible Net Asset Value of the Company (each as defined in the Merger Agreement) on the terms and conditions set forth herein.

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow accounts will be established and maintained.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

         2. Consent of Company Shareholders. By virtue of the Company Shareholders' approval of the Merger Agreement, the Company Shareholders who may indirectly or directly receive cash and shares of Purchaser Common Stock pursuant to the Merger Agreement have, without any further act of any Company Shareholder, consented to: (a) the establishment of this escrow to secure the Company Shareholders' guaranty with respect to the Warranted Pre-Tax Profit and the Warranted Tangible Net Asset Value of the Company in the manner set forth herein and in the Merger Agreement, (b) the appointment of the Shareholder Representative as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Company Shareholder, and the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement, and (c) all of the other terms, conditions and limitations in this Agreement and the Merger Agreement.

         3. Escrow and Warranty.

         (a) Escrow of Cash. On the Closing Date, the Purchaser shall deposit with the Escrow Agent $75,000 of the Cash Consideration. The Escrowed Cash shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrowed Cash and to hold the Escrowed Cash in an interest-bearing escrow account (the "Cash Escrow Account"), subject to the terms and conditions of this Agreement.

         (b) Escrow of Shares. On the Closing Date, the Purchaser shall deposit with the Escrow Agent a certificate for the number of Escrowed Shares specified in Section 1.3(e) of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrowed Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The

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Escrow Agent agrees to accept delivery of the Escrowed Shares and to hold the
Escrowed Shares in an escrow account (the "Share Escrow Account"), subject to the terms and conditions of this Agreement.

         (c) Warranty. The Company Shareholders have agreed in Article I of the Merger Agreement that the Warranted Pre-Tax Profit and the Warranted Tangible Net Asset Value of the Company shall not be less than the amounts set forth in Section 1.3(a) of the Merger Agreement. The Escrowed Shares shall be security for such warranty obligation of the Company Shareholders, subject to the limitations, and in the manner provided, in this Agreement.

         (d) Dividends, Etc. Any securities distributable to the Company Shareholders in respect of or in exchange for any of the Escrowed Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Share Escrow Account. Such securities shall be issued in the name of the Escrow Agent or its nominee and shall be considered Escrowed Shares for purposes hereof. Any cash dividends distributable to the Company Shareholders in respect of the Escrowed Shares shall be distributed to the Company Shareholders.

         (e)      Voting of Shares. The Shareholder Representative shall have the
right, in his sole discretion, on behalf of the Company Shareholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrowed Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrowed Shares.

         (f) Transferability. The respective interests of the Company Shareholders in the Escrowed Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Purchaser, and no such assignment or transfer shall be valid until such notice is given.

         (g) Transfer of Shares Upon Waiver of Warranty. In the event the Purchaser elects, pursuant to the provisions of Section 1.3(h) of the Merger Agreement, to waive the Profit Shortfall Adjustment and the Profit Surplus Adjustment, the Escrowed Shares shall be transferred, upon receipt of notice by Escrow Agent from Purchaser of such waiver, into the escrow account created pursuant to that certain Pledge, Security and Escrow Agreement dated as of even date herewith, to be treated in all respects as escrow shares thereunder and the Escrowed Shares in such case shall be distributed to the Company Shareholders pursuant to the terms thereof.

                  4. Administration of Cash Escrow Account. The Escrow Agent shall administer the Cash Escrow Account as follows:

         (a) In the event that there is a Net Asset Value Shortfall (including any Collection Shortfall or Inventory Shortfall that remains unpaid ten (10) days after demand for payment thereof by Purchaser or Acquisition Sub to the Company Shareholders), the Purchase Price shall be reduced by the amount of such Net Asset Value Shortfall. Purchaser or Acquisition Sub shall provide to the Escrow Agent and the Shareholder Representative written notice of the amount of such Net Asset Value Shortfall, and such amount, including any interest accrued thereon (or such lesser amount as is then held in the Cash Escrow Account), shall be paid to Purchaser by Escrow Agent within three (3) business days after receipt of such notice.

         (b) Any cash remaining in the Cash Escrow Account after payment of the Net Asset Value Shortfall amount as set forth in subsection (a) above, shall be distributed to the Company Shareholders pursuant to Section 6(a) hereof.

         (c) In the event that the Net Asset Value Shortfall exceeds the amount of Escrowed Cash available, Purchaser's recovery of cash pursuant to
Section 1.3 of the Merger Agreement shall not be limited to the amount of Escrowed Cash available.

         5. Administration of Share Escrow Account. The Escrow Agent shall administer the Share Escrow Account as follows:

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         (a)      In the event that the Warranted Pre-Tax Profit exceeds the
Actual Pre-Tax Profit for the Year (or the Alternative Year, if applicable), the Purchase Price shall be reduced by the number of Purchaser Shares equal to the Profit Shortfall Adjustment, subject to the Adjustment Floor. In such event, Purchaser or Acquisition Sub and the Shareholder Representative shall provide written notice to the Escrow Agent of the amount of the Profit Shortfall Adjustment, and the Escrow Agent shall transfer, deliver and assign to Purchaser such number of Escrowed Shares held in the Share Escrow Account which have a Fair Market Value equal to the Profit Shortfall Adjustment (or such lesser number of Purchaser Shares as is then held in the Share Escrow Account). The Fair Market Value of the Escrowed Shares to be distributed shall be determined in accordance with Section 7 hereof.

         (b) On the first anniversary of the Closing Date (or if the Alternative Year is elected, at the end of the Alternative Year), the Escrow Agent shall distribute to the Company Shareholders, in accordance with Sections 6(a) and (b) below, one half of the Escrowed Shares remaining in the Share Escrow Account not required for redistribution pursuant to Section 5(a) hereof. Any Escrowed Shares remaining in the Share Escrow Account after payment of the Profit Shortfall Adjustment amount as set forth in subsection (a) above, shall be distributed to the Company Shareholders pursuant to Sections 6(a) and (b) hereof.

         (c) In the event that the Profit Shortfall Adjustment exceeds the number of Escrowed Shares available, Purchaser's recovery of Purchaser Shares pursuant to Section 1.3 of the Merger Agreement shall not be limited to the amount of Escrowed Shares available.

         6. Release of Escrowed Cash and Escrowed Shares.

         (a) Any distribution of all or a portion of the Escrowed Cash or the Escrowed Shares to the Company Shareholders shall be made in accordance with the percentages set forth opposite such holders' respective names on Exhibit B attached hereto; provided, however, that the Escrow Agent shall withhold the distribution of the portion of the Escrowed Cash or the Escrowed Shares otherwise distributable to Company Shareholders who have not, according to written notice provided by the Purchaser to the Escrow Agent, prior to such distribution, surrendered their respective Certificates pursuant to the terms and conditions of the Merger Agreement. Any such withheld cash or shares shall be delivered to the Purchaser instead of to the Company Shareholders, and shall be delivered by the Purchaser to the Company Shareholders upon surrender of their Certificates. Distributions of Escrowed Shares to the Company Shareholders shall be made by mailing stock certificates to such holders at their respective addresses shown on Exhibit B (or such other address as may be provided in writing to the Escrow Agent by any such holder).

         (b) No fractional Escrowed Shares shall be distributed to Purchaser or Company Shareholders pursuant to this Agreement. Instead, the number of shares that Purchaser or each Company Shareholder shall receive shall be rounded down to the nearest whole number; and the Escrow Agent shall sell such number of Escrowed Shares as is equal to the aggregate of the fractional shares that would otherwise be distributed to the Purchaser or the Company Shareholders, as the case may be, and shall distribute the proceeds of such sale to the Purchaser or the Company Shareholders otherwise entitled to a fractional Escrowed Share based upon the fraction of an Escrowed Share to which Purchaser or each such Company Shareholder is otherwise entitled, as the case may be.

         7. Valuation of Escrowed Shares. For purposes of this Agreement, the Fair Market Value of the Escrowed Shares to be released from the Share Escrow Account after a final determination of the Profit Shortfall Adjustment shall be determined based upon the average closing prices of the Purchaser's Common Stock on the Nasdaq National Market System for the twenty trading days immediately preceding the date of such final determination.

         8. Fees and Expenses of Escrow Agent. The Purchaser and the Company Shareholders shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 8

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shall be payable one-half each by Purchaser and the Company Shareholders, jointly and severally, upon demand by Escrow Agent. The obligations of Purchaser and the Company Shareholders under this Section 8 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         9. Investment of Funds. Escrow Agent shall invest and reinvest the funds held in the Cash Escrow Account as the Shareholder Representative and the Purchaser jointly shall direct (subject to applicable minimum investment requirements) by the furnishing of a joint written direction; provided, however, that no investment or reinvestment may be made except in the following:

         (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

         (b) certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

         (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or

         (d) any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by Escrow Agent and any of its affiliates.

If Escrow Agent has not received a joint written direction at any time that an investment decision must be made, Escrow Agent shall invest the Cash Escrow Account, or such portion thereof as to which no joint written direction has been received, in investments described in clause
         (d) above. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Purchaser or the Shareholder Representative, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Cash Escrow Account or any joint written direction received by Escrow Agent with respect to investment of any funds in the Cash Escrow Account after ten o'clock, a.m., Atlanta, Georgia, time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Atlanta, Georgia are open for business.

         10. Liability and Authority of Shareholder Representative; Successors and Assignees.

         (a) The Shareholder Representative shall incur no liability to the Company Shareholders with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Shareholder Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice, the Shareholder Representatives shall not be liable to the Company Shareholders.

         (b) In the event of the death or permanent disability of Shareholder Representative, or his resignation as a Shareholder Representative, a successor Shareholder Representative shall be elected by a majority vote of the Company Shareholders, with each such Company Shareholder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the Escrowed Shares held by such Company Shareholder immediately prior to the Effective Time. Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein shall be deemed to include successor Shareholder Representatives.

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         (c)      The Shareholder Representatives shall have full power and
authority to represent the Company Shareholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Shareholder Representative hereunder shall be binding upon the Company Shareholder, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Shareholder Representatives, acting jointly but not singly, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Company Shareholders and their successors. All actions to be taken by the Shareholder Representative hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

         11. Amounts Payable by Company Shareholders. The amounts payable by the Company Shareholders under this Agreement (i.e., the fees and expenses of arbitrators payable pursuant to Section 18, the fees of the Escrow Agent payable pursuant to Section 8 and the indemnification obligations pursuant to Sections
16) shall be payable solely as follows. The Purchaser or the Shareholder Representative shall notify the Escrow Agent of any such amount payable by the Company Shareholders as soon as they become aware that any such amount is payable, with a copy of such notice to the Purchaser. On the sixth business day after the delivery of such notice, the Escrow Agent shall sell such number of Escrowed Shares (up to the number of Escrowed Shares then available in the Escrow Account), subject to compliance with all applicable securities laws, as is necessary to raise such amount, and shall disburse such proceeds to the party to whom such amount is owed in accordance with the instructions of the Shareholder Representative; provided that if the Purchaser delivers to the Escrow Agent (with a copy to the Shareholder Representative), within five business days after delivery of such notice by the Shareholder Representative, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not sell Escrowed Shares to raise the disputed portion of such claimed amount, and such dispute shall be resolved by the Purchaser and the Shareholder Representative in accordance with the procedures set forth in
Section 19.

         12. Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrowed Cash and all of the Escrowed Shares in accordance with this Agreement; provided that the provisions of Sections 10, 15, 16 and 17 shall survive such termination.

         13. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

         If to the Purchaser and/or the Acquisition Sub:

                           Tekgraf, Inc.
                           6000 Lake Forrest Drive
                           Suite 110
                           Atlanta, GA 30328
                           Attn:  Mr. Phillip Aginsky


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         If to the Company:

                           New England Computer Graphics, Inc.
                           2 Park Drive #6
                           Westford, Massachusetts 01886

         If to the Shareholder Representative:

                           David Boston
                           2 Park Drive #6
                           Westford, Massachusetts 01886

         If to the Escrow Agent:

                           First Union National Bank
                           Attn: Corporate Trust - GA9094
                           999 Peachtree Street, NE, Suite 1100
                           Atlanta, Georgia 30309-9094
                           Attn:  Ms. Teresa L. Davis

         Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 13.

         14. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to the Purchaser and the Shareholder Representative or may be removed, with or without cause, by the Purchaser and the Shareholder Representative, acting jointly by furnishing a joint written direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Purchaser and the Shareholder Representative jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $5,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrowed Cash and the Escrowed Shares and shall pay all funds and deliver all shares held by it in the Cash Escrow Account and the Share Escrow Account to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

         15. Liability of Escrow Agent. Escrow Agent shall have no liability or obligation with respect to the Escrowed Cash or the Escrowed Shares except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrowed Cash or the Escrowed Shares in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and

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effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Cash or the Escrowed Shares, any account in which Escrowed Cash or the Escrowed Shares are deposited, this Escrow Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Purchaser and the Company Shareholders, jointly and severally, shall each promptly pay, upon demand, one-half of the reasonable fees and expenses of any such counsel.

                           The Escrow Agent is authorized, in its sole
discretion, to comply with orders issued or process entered by any court with respect to the Escrowed Cash or the Escrowed Shares, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrowed Cash or the Escrowed Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         16. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Purchaser and the Company Shareholders, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Purchaser and the Company Shareholders, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Purchaser and the Company Shareholders in writing, and Purchaser and the Company Shareholders shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Purchaser and/or the Company Shareholders shall be required to pay such fees and expenses if (a) Purchaser and/or the Company Shareholders agree to pay such fees and expenses, or (b) Purchaser and/or the Company Shareholders shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Purchaser or the Company Shareholders is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party and the Company Shareholders and/or Purchaser, and

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Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company Shareholders or Purchaser. Purchaser and the Company Shareholders shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company Shareholders and/or Purchaser pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Purchaser and the Company Shareholders, jointly and severally, upon demand by such Indemnified Party. The obligations of Purchaser and the Company Shareholders under this Section 16 shall survive any termination of this Escrow Agreement, and the resignation or removal of Escrow Agent shall be independent of any obligation of the Escrow Agent.

                  The parties agree that neither the payment by Purchaser or the Company Shareholders of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Cash Escrow Account or the Share Escrow Account in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Purchaser and the Company Shareholders, the respective rights and obligations of Purchaser, on the one hand, and the Company Shareholders, on the other hand, under the Underlying Agreement.

         17.   General.

         (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

         (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         (e) Amendment. This Agreement may be amended only with the written consent of the Purchaser, the Escrow Agent and the Shareholder Representative.

         18. Arbitration; Attorneys' Fees.

         (a) The parties agree to use reasonable efforts to resolve any dispute arising out of this Agreement, but should a dispute remain unresolved ten (10) days following notice of the dispute to the other party (but in no event prior to said ten (10) days, except as specifically provided otherwise herein), such dispute shall be finally settled by binding arbitration in Atlanta, Georgia in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA") or such other mediation or arbitration service as shall be mutually agreeable to the parties, and judgment upon the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof; provided, however, that any party shall be entitled to appeal a question of law or determination of law to a court of competent jurisdiction; and provided, further, however, that the parties may first seek appropriate injunctive relief prior to, and/or in addition to pursuing negotiation or arbitration. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of the parties, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the Georgia Code of Civil Procedure and questions of evidence in all hearings shall be resolved in accordance with the Federal Rules of Evidence. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings.

         (b) In the event of arbitration or litigation filed or instituted between the parties with respect to this Agreement, the prevailing party will be entitled to receive from the other party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) or the court to have prevailed on the major disputed issues.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                   PURCHASER

                                   TEKGRAF, INC.


                                   By:  /s/ Dan I. Bailey
                                      ---------------------------------
                                        Dan I. Bailey, President


                                   ACQUISITION SUB:

                                   TEKGRAF SUB II, INC.


                                   By:  /s/ Phillip Aginsky
                                      ----------------------------------
                                        Phillip Aginsky, Chairman


                                   ESCROW AGENT

                                   FIRST UNION NATIONAL BANK

                                   By:  /s/ Teresa L. Davis
                                      ---------------------------------
                                        Name:    Teresa L. Davis
                                        Title:   Vice President

                                      SHAREHOLDER REPRESENTATIVE:


                                      By:  /s/ David Boston
                                      --------------------------------------
                                          David Boston


                                      COMPANY:

                                      NEW ENGLAND COMPUTER GRAPHICS, INC.

                                      By:  /s/ David Boston               (SEAL)
                                         ---------------------------------
                                           David Boston, President


                                      COMPANY SHAREHOLDERS:

                                      /s/ A. Lowell Nerenberg             (SEAL)
                                      ------------------------------------
                                      A. Lowell Nerenberg


                                      /s/ William Rychel                  (SEAL)
                                      ------------------------------------
                                      William Rychel


                                      /s/ Thomas Gust                     (SEAL)
                                      ------------------------------------
                                      Thomas Gust


                                      /s/ Scott Barker                    (SEAL)
                                      ------------------------------------
                                      Scott Barker


                                      /s/ Robert Shumaker                 (SEAL)
                                      ------------------------------------
                                      Robert Shumaker

                                      /s/ Thomas Mills                    (SEAL)
                                      ------------------------------------
                                      Thomas Mills

                                      /s/ David Boston                    (SEAL)
                                      ------------------------------------
                                      David Boston



                                    EXHIBIT B
                                    ---------



Company Shareholder                         NECG Shares                         Percentage
-------------------                         -----------                         ----------
A. Lowell Nerenberg                                       5000                            27.33%
C/o Tekgraf, Inc.
620 East Diamond Avenue
Gaithersburg, MD  20877

William Rychel                                            2500                            13.66%
C/o Tekgraf, Inc.
980 Corporate Woods Parkway
Vernon Hills, IL  60061

Thomas Gust                                               2500                            13.66%
C/o Tekgraf, Inc.
980 Corporate Woods Parkway
Vernon Hills, IL 60061

David Boston                                              3293                            18.00%
C/o New England Computer Graphics, Inc.
2 Park Drive #6
Westford, MA  01886

Scott Barker                                              4000                            21.87%
1110 West Butler Road
Greenville, SC  29607

Bob Shumaker                                               500                             2.73%
1011 Plantation Drive
Simpsonville, SC  29681

Tom Mills                                                  500                             2.73%
110 Clubhouse Court
Taylors, SC  29687
